Filed Pursuant to Rule 424(b)(3)
Registration No. 333-220046

HINES GLOBAL INCOME TRUST, INC.
SUPPLEMENT NO. 3 DATED SEPTEMBER 10, 2018
TO THE PROSPECTUS DATED JULY 18, 2018

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Hines Global Income Trust, Inc., dated July 18, 2018 (the “Prospectus”), as supplemented by Supplement No. 1, dated August 15, 2018, and Supplement No. 2, dated August 16, 2018. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

A.	to update disclosure in the "Suitability Standards" section of the Prospectus;

B.	to update disclosure in the "Risk Factors" section of the Prospectus;

C.	to update disclosure in the "Management" section of the Prospectus;

D.	to update disclosure in the "Description of Capital Stock" section of the Prospectus;

E.	to provide the date through which our Advisor will advance all of our organization and offering expenses on our behalf; and

F.	to update and replace the subscription agreements included as Appendix A-1 and Appendix A-2 to the Prospectus.

A.	Update to Disclosure in the Suitability Standards Section
The ninth paragraph on page ii in the section of the Prospectus titled, “Suitability Standards,” is hereby deleted and replaced in its entirety with the following in order to correct a typographical error:
For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles and “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable investments.

B.	Update to Disclosure in the Risk Factors Section
1.The second paragraph in response to the risk factor titled, "We are different in some respects from other investment vehicles sponsored by Hines, and therefore the past performance of such investments may not be indicative of our future results. In addition, Hines has limited experience in acquiring and operating certain types of real estate investments that we may acquire," beginning on page 47 of the Prospectus is hereby deleted and replaced in its entirety with the following:
The past performance of other investment vehicles sponsored by Hines or its affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by Hines. In addition, Hines has limited experience in acquiring and operating certain types of real estate investments that we may acquire. For example, a significant amount of real estate investments that have been made by Hines’ other investment vehicles have consisted of acquisitions and development of office or industrial properties or land. Therefore, we will need to use third parties to source or manage investments in which Hines has limited experience. As described in “Investment Objectives and Policies with Respect to Certain Activities—Acquisition and Investment Policies,” although we primarily expect to invest in real properties, to a lesser extent, we plan to invest in real estate-related securities to provide a source of liquidity for our share redemption program, cash management and other purposes. Hines has limited experience in sourcing and managing investments in real estate-related securities, so we have engaged a third party to source and manage our real estate-related securities investments, subject to investment guidelines approved by our board of directors, including a majority of our independent directors. In addition, a significant portion of Hines’ other programs and investments involve development projects. Although we are able to invest in development projects, we do not anticipate that a significant portion of the proceeds from this offering will be invested in development projects. As a result of all of these factors, you should not rely on the past performance of other investment vehicles sponsored by Hines and its affiliates to predict, or as an indication of, our future performance.
2.The following risk factors are hereby included immediately preceding the risk factor titled, "Our success will be dependent on the performance of Hines as well as key employees of Hines. Certain other investment vehicles sponsored by Hines have experienced adverse developments in recent years and there is a risk that we may experience similar adverse developments. Adverse changes in affiliated programs could also adversely affect our ability to raise capital," beginning on page 48 of the Prospectus:

We have engaged a third party to source and manage our investments in real estate-related securities. We will rely on the ability of this third party investment manager to implement our real estate-related securities investment strategy.
We have engaged a third party investment manager to implement our real estate-related securities investment strategy. The investment manager has and will continue to have substantial discretion, subject to investment guidelines approved by our board of directors, including a majority of our independent directors, to make decisions related to the acquisition, management and disposition of real estate-related securities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments in real estate-related securities. If the investment manager does not succeed in implementing the liquid investments portion of our investment strategy, our performance will suffer. If the investment manager is unable to successfully implement our real estate-related securities investment strategy, our results of operations may be adversely impacted and we may not have sufficient liquidity available under our share redemption program. In addition, even though we have the ability to terminate the investment manager on thirty days’ notice, it may be difficult to replace the investment manager.
Our board of directors generally will not approve, in advance, the acquisition and disposition decisions made with respect to our investments in real estate-related securities.
Our board of directors, including a majority of our independent directors, has approved investment guidelines that delegate to our third party investment manager the authority to purchase and sell real estate-related securities, provided that such investments are consistent with our investment guidelines. As a result, the third party investment manager has substantial discretion to make investment decisions with respect to real estate-related securities, within the parameters established by our investment guidelines. We do not expect that our board of directors will review, in advance, the investment decisions made by the investment manager, but rather, we expect that our board of directors will review our investment guidelines on an annual basis and our portfolio of real estate-related securities investments on a quarterly basis or, in each case, as often as the board of directors deems appropriate. Although our board of directors is expected to conduct these periodic reviews, any investment entered into on our behalf by the investment manager may be impossible to unwind if our board of directors deems the investment inconsistent with our investment guidelines when it is subsequently reviewed by our board of directors, such that our only option may be to dispose of the investment, which may be at a loss.

C.	Update to Disclosure in the Management Section

The following sub-section is hereby included immediately preceding the sub-section titled, "Hines and Our Property Management, Leasing and Other Services," beginning on page 103 of the Prospectus:

Investments in Real Estate-Related Securities
We have entered into an agreement with Security Capital Research & Management Incorporated (“Security Capital”), a third party investment manager, to manage our investments in real estate-related equity or debt securities consistent with our investment strategy. See “Investment Objectives and Policies with Respect to Certain Activities—Acquisition and Investment Policies” for a description of our real estate-related securities investment strategy. In its capacity as a fiduciary to the Company, Security Capital will provide services related to the acquisition, management and disposition of our real estate-related securities investments in accordance with our investment guidelines, which have been approved by our board of directors, including a majority of our independent directors. Our agreement with Security Capital may be terminated by us or Security Capital upon providing at least thirty days’ written notice prior to the date on which such termination is to become effective. We will pay an annual fee to Security Capital for providing these services. We have entered into an agreement with our Advisor pursuant to which the amount of the asset management fees payable to our Advisor that are allocable to our investments in real estate-related securities for a particular period will be reduced by the amount of fees that we pay to Security Capital for such period. Security

Capital also will be reimbursed for expenses incurred on our behalf. We have agreed to limit liability to Security Capital as to any expenses, losses, damages, liabilities, charges, and claims of any kind or nature whatsoever arising out of its performance of its obligations under the investment management agreement, except in the case where the proximate cause is judicially determined to be the intentional act, gross negligence or willful misconduct of Security Capital.

D.	Update to Disclosure in the Description of Capital Stock Section
The first paragraph under the sub-section titled "Determination of our NAV per share as of June 30, 2018 and May 31, 2018" beginning on page 180 of the Prospectus is hereby deleted and replaced in its entirety with the following:

On July 17, 2018, we determined a new NAV per share of our common stock of $9.91 as of June 30, 2018. The new NAV per share represents a 1.1% increase from the previously determined NAV per share of $9.80 as of May 31, 2018.

E.	Update to Disclosure Regarding Organization and Offering Expenses
As previously disclosed at the commencement of this offering, pursuant to the terms of the Advisory Agreement, dated as of December 6, 2017, our Advisor agreed to advance all of our organization and offering expenses on our behalf through December 31, 2018 and we have agreed to reimburse our Advisor for all such advanced expenses, as well as any organization and offering expenses incurred in prior periods related to our initial public offering, ratably over the 60 months following December 31, 2018, to the extent reimbursements to our Advisor for cumulative organization and offering expenses do not exceed an amount equal to 2.5% of gross offering proceeds from our public offerings. In addition, we have agreed that following December 31, 2018, we will reimburse our Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred, to the extent that aggregate reimbursements to our Advisor for cumulative organization and offering expenses do not exceed an amount equal to 2.5% of gross offering proceeds from our public offerings. Accordingly, all references to these arrangements throughout prospectus are hereby updated to correctly reflect that the Advisor will advance all such expenses through December 31, 2018 (rather than December 31, 2019) and we will reimburse the Advisor after December 31, 2018 (rather than December 31, 2019), as set forth in the prior two sentences. Specifically, the disclosure is hereby updated in the sections of the Prospectus titled “Prospectus Summary—Management Compensation—Organization and Offering Expense Reimbursement—our Advisor,” “Estimated Use of Proceeds,” “Management—Our Advisor and Our Advisory Agreement—Compensation,” “Management Compensation—Organization and Offering Expense Reimbursement—our Advisor,” “Description of Capital Stock—NAV and NAV Per Share Calculation” and “Plan of Distribution—Underwriting Terms”, on pages 22, 27, 84, 102, 115, 120, 179, 192 and 193, respectively, of the Prospectus.

F.	Update to Appendix A-1 and Appendix A-2
Appendix A-1 and Appendix A-2 to the Prospectus are hereby updated and replaced in their entirety with the forms of subscription agreement attached to this Supplement as Appendices A-1 and A-2, respectively.

Appendix A-1

Hines Global Income Trust

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES GLOBAL INCOME TRUST

1 YOUR INITIAL INVESTMENT Make all checks* payable to: Hines Global Income Trust, Inc.

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $
(The minimum investment is $2,500)

☐ Initial Purchase
☐ Subsequent Purchase

SHARE CLASS SELECTION *Select class T, D or I below (Required)*

☐ **Share Class T** (3945) (minimum investment $2,500)

☐ **Rights of Accumulation:** Please link the tax identification numbers or account numbers listed for rights of accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN(s) or Account Number(s)

☐ **Share Class D** (3947) (minimum investment $2,500; available for certain fee-based wrap accounts, financial advisor purchases, RIA purchases and other eligible investors as disclosed in the prospectus)

Designate Purchase Type: ☐ Fee-based Purchase ☐ Financial Advisor Purchase ☐ RIA Purchase

☐ **Share Class I** (3948) (minimum investment $1,000,000 (unless waived); available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

2 OWNERSHIP TYPE *(Select only one)*

Non-Custodial Account Type

Brokerage Account Number ____________________

☐ Individual or Joint Tenant with Rights of Survivorship

☐ Transfer on Death *Optional designation. Not available for Louisiana residents. See Section 3D.*

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors

State of____________

☐ Plan *Certification of Investment Powers Form or Plan Documents Required*

☐ Trust *Certification of Investment Powers Form or Trust Documents Required*

☐ Corporation / Partnership / Other
Corporate Resolution or Partnership Agreement Required

Third Party Custodial Account Type

Custodian Account Number ____________________

☐ IRA

☐ Roth IRA

☐ SEP IRA

☐ Simple IRA

☐ Other ____________________

Custodian Information *(To be completed by Custodian)*

Custodian Name____________________

Custodian Tax ID # ____________________

Custodian Phone # ____________________

3 INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*

*(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)*

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

____
Country of Citizenship

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

____
Country of Citizenship

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❸ INVESTOR INFORMATION *(continued)*

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

*(Trustee(s) and/or authorized signatory(s) information **MUST** be provided in Sections 3A and 3B)*

Entity Name	Tax ID Number	Date of Trust	**Exemptions** *(See Form W-9 instructions at www.irs.gov)*
Entity Type *(Select one. **Required**)* ☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other ______			Exempt payee code *(if any)* ______ Exemption from FATCA reporting code *(if any)* ______

D. Transfer on Death Beneficiary Information *(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)*

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%

❹ MAILING ADDRESS *(If different than residential street address provided in Section 3A)*

Address	City	State	Zip Code

❺ DISTRIBUTIONS

A. If you are **NOT** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are automatically enrolled in our Distribution Reinvestment Plan. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete Section 5(C).*

B. If you **ARE** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are NOT automatically enrolled in our Distribution Reinvestment Plan. If you wish to participate, please check the box below. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete Section 5(C).*

☐ **Distribution Reinvestment Plan** *(See prospectus for details)*

C. If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below. *(Select only one)*
(For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.)

1. ☐ **Cash/Check Mailed to the address set forth above** *(Available for Non-Custodial Investors only.)*

2. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution		Mailing Address	
City	State	Zip Code	Account Number *(Required)*

3. ☐ **Cash/Direct Deposit** Attach a pre-printed voided check. *(Non-Custodian Investors Only)*

I authorize Hines Global Income Trust, Inc. ("Hines Global Income Trust") or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global Income Trust in writing to cancel it. In the event that Hines Global Income Trust deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State
Your Bank's ABA Routing Number		Your Bank Account Number	

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

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6 BROKER-DEALER/FINANCIAL ADVISOR/RIA INFORMATION *(Required Information. All fields must be completed)*

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell common shares of Hines Global Income Trust (the "Shares") in the state designated as the investor's legal residence.

Broker-Dealer/RIA Firm		Financial Advisor Name/RIA Name
Advisor Mailing Address		
City	State	Zip Code
Financial Advisor/CRD Number	Branch/IARD Number	Telephone Number
E-mail Address		Fax Number

Please note that unless previously agreed to in writing by Hines Global Income Trust, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s) which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ____________________ ________
Financial Advisor Signature/RIA Signature *Date*

X ____________________ ________
Branch Manager Signature (If required by Broker-Dealer) *Date*

7 SUBSCRIBER SIGNATURES

Hines Global Income Trust is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines Global Income Trust may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global Income Trust to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

(a) A copy of the Final Prospectus was delivered to me at least five business days before the date of this agreement. *Initials* *Initials*

(b) I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. *Initials* *Initials*

(c) In addition to the general suitability requirements described above in 7(b), I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." *Initials* *Initials*

(d) If I am a **Kansas** resident, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of Hines Global Income Trust and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. *Initials* *Initials*

(e) If I am a **Kentucky** resident, then in addition to meeting the suitability standards described in the Prospectus, I shall not invest more than 10% of my liquid net worth in Hines Global Income Trust's Shares or in shares of its affiliates' non-publicly traded real estate investment trusts. *Initials* *Initials*

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❼ SUBSCRIBER SIGNATURES *(continued)*

(f) If I am a **Vermont** resident, and I am not an accredited investor(s) as defined in the Federal securities laws, then in addition to meeting the suitability standards described in the Prospectus, my investment in Hines Global Income Trust's Shares shall not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

Initials *Initials*

(g) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

Initials *Initials*

(h) I am purchasing the Shares for my own account or, if I am purchasing Shares on behalf of an entity named in Section 3.C of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity.

Initials *Initials*

(i) I understand that the transaction price per share at which my investment will be executed will be made available at www.hinessecurities.com/hgit and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission ("SEC"), available at www.sec.gov. I understand that the transaction price per share will be made available generally within 15 calendar days after the last calendar day of the prior month, and such transaction price will generally be equal to the prior month's net asset value ("NAV") per share of the class of Shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the transaction price is made publicly available. I understand that I am not committed to purchase Shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my subscription request by notifying the transfer agent, my financial advisor, or directly through a toll-free telephone line, (888) 220-6121.

Initials *Initials*

I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Hines Investor Relations at the number indicated below.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. person (including a resident alien); and (iv) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X *Signature of Investor* *Date* X *Signature of Co-Investor or Custodian (if applicable)* *Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

❽ MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Hines Global Income Trust experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Hines Global Income Trust and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines Global Income Trust.

Please be aware that Hines Global Income Trust, Inc. ("Hines Global Income Trust"), Hines Global REIT II Advisors LP (the "Advisor"), Hines Interests Limited Partnership (the "Sponsor"), Hines Securities, Inc. (the "Dealer Manager") and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with Hines Global Income Trust's public offering or the purchase of Hines Global Income Trust's common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of Hines Global Income Trust's common stock, as described in the Hines Global Income Trust's prospectus, including fees, expense reimbursements and other payments they anticipate receiving from Hines Global Income Trust in connection with the purchase of the common stock.

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❾ DELIVERY INSTRUCTIONS

A. BEFORE YOU SUBMIT

1) **Have you completed all required information?**
The Social Security Number, Date of Birth and Residential Street Address must be provided for ALL signers.

2) **Are you using a Third Party Custodian?**
Paperwork and funding must be submitted through the Custodian. Contact your Custodian for mailing instructions, wiring information, and any additional paperwork that might be required.

3) **Are you opening a Trust or Entity type account?**
Enclose additional required documentation as indicated in Section 2.

4) **Are you requesting ACH Direct Deposit?**
A pre-printed voided check is required.

B. MAILING ADDRESS:

Regular Mail:
Hines Global Income Trust
P.O. Box 219010
Kansas City, MO 64121-9010

Overnight Mail:
Hines Global Income Trust
430 W. 7th St.
Kansas City, MO 64105

C. WIRING INSTRUCTIONS:

United Missouri Bank
Account Name: Hines Universal Account
ABA Routing Number: 101000695
Account Number: 9871737284
Ref: [Investor Name]

For assistance completing this form, contact Hines Investor Relations at 888.220.6121

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Appendix A-2

Hines Global Income Trust

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES GLOBAL INCOME TRUST

(Class S Shares)

1 YOUR INITIAL INVESTMENT Make all checks* payable to: Hines Global Income Trust, Inc.

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $
(The minimum investment is $2,500)

☐ Initial Purchase
☐ Subsequent Purchase

☐ **Rights of Accumulation:** Please link the tax identification numbers or account numbers listed for rights of accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN(s) or Account Number(s)

2 OWNERSHIP TYPE *(Select only one)*

Non-Custodial Account Type

Brokerage Account Number ____________________

☐ Individual or Joint Tenant with Rights of Survivorship

☐ Transfer on Death *Optional designation. Not available for Louisiana residents. See Section 3D.*

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors

State of ________________

☐ Plan *Certification of Investment Powers Form or Plan Documents Required*

☐ Trust *Certification of Investment Powers Form or Trust Documents Required*

☐ Corporation / Partnership / Other
Corporate Resolution or Partnership Agreement Required

Third Party Custodial Account Type

Custodian Account Number ____________________

☐ IRA

☐ Roth IRA

☐ SEP IRA

☐ Simple IRA

☐ Other ________________________

Custodian Information *(To be completed by Custodian)*

Custodian Name ________________________

Custodian Tax ID # ________________________

Custodian Phone # ________________________

3 INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*

*(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)*

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

____
Country of Citizenship

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	
Social Security Number	Date of Birth (MM/DD/YYYY)	Gender	
Daytime Phone Number		Email Address	
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(Required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

____
Country of Citizenship

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❸ INVESTOR INFORMATION *(continued)*

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

*(Trustee(s) and/or authorized signatory(s) information **MUST** be provided in Sections 3A and 3B)*

Entity Name	Tax ID Number	Date of Trust	**Exemptions** *(See Form W-9 instructions at www.irs.gov)*
Entity Type *(Select one. **Required**)* ☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other ______			Exempt payee code *(if any)* ______ Exemption from FATCA reporting code *(if any)* ______

D. Transfer on Death Beneficiary Information

(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary ______%

❹ MAILING ADDRESS *(If different than residential street address provided in Section 3A)*

Address	City	State	Zip Code

❺ DISTRIBUTIONS

A. If you are **NOT** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are automatically enrolled in our Distribution Reinvestment Plan. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete Section 5(C).*

B. If you **ARE** an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio or Washington investor, you are NOT automatically enrolled in our Distribution Reinvestment Plan. If you wish to participate, please check the box below. *If you do NOT wish to be enrolled in the Distribution Reinvestment Plan, please complete Section 5(C).*

☐ **Distribution Reinvestment Plan** *(See prospectus for details)*

C. If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below. *(Select only one)*
(For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.)

1. ☐ **Cash/Check Mailed to the address set forth above** *(Available for Non-Custodial Investors only.)*

2. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution		Mailing Address	
City	State	Zip Code	Account Number *(Required)*

3. ☐ **Cash/Direct Deposit** Attach a pre-printed voided check. *(Non-Custodian Investors Only)*

I authorize Hines Global Income Trust, Inc. ("Hines Global Income Trust") or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global Income Trust in writing to cancel it. In the event that Hines Global Income Trust deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State
Your Bank's ABA Routing Number	Your Bank Account Number		

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

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6 BROKER-DEALER/FINANCIAL ADVISOR/RIA INFORMATION *(Required Information. All fields must be completed)*

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell common shares of Hines Global Income Trust (the "Shares") in the state designated as the investor's legal residence.

Broker-Dealer/RIA Firm		Financial Advisor Name/RIA Name	
Advisor Mailing Address			
City		State	Zip Code
Financial Advisor/CRD Number	Branch/IARD Number	Telephone Number	
E-mail Address		Fax Number	

Please note that unless previously agreed to in writing by Hines Global Income Trust, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s) which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ______________________ ______________ X ______________________ ______________

Financial Advisor Signature/RIA Signature — *Date* — *Branch Manager Signature (If required by Broker-Dealer)* — *Date*

7 SUBSCRIBER SIGNATURES

Hines Global Income Trust is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines Global Income Trust may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global Income Trust to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

(a) A copy of the Final Prospectus was delivered to me at least five business days before the date of this agreement.	*Initials*	*Initials*
(b) I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least \$250,000, or (ii) a minimum net worth (as previously described) of at least \$70,000 and a minimum annual gross income of at least \$70,000.	*Initials*	*Initials*
(c) In addition to the general suitability requirements described above in 7(b), I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	*Initials*	*Initials*
(d) If I am a **Kansas** resident, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of Hines Global Income Trust and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.	*Initials*	*Initials*
(e) If I am a **Kentucky** resident, then in addition to meeting the suitability standards described in the Prospectus, I shall not invest more than 10% of my liquid net worth in Hines Global Income Trust's Shares or in shares of its affiliates' non-publicly traded real estate investment trusts.	*Initials*	*Initials*

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